Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Annual Report on Form 1-K of Fundrise Real Estate Investment Trust, LLC of our report dated April 26, 2016, relating to our audit of the financial statements for the period May 15, 2015 (inception) through December 31, 2015.

McLean, Virginia

April 26, 2016